PLEDGE AGREEMENT

     This PLEDGE AGREEMENT (“Agreement”) dated as of the 16th day of July, 2009 is made by and between Encorium Group, Inc., a Delaware corporation ("Pledgor"), and Pierrel Research USA Inc., a Pennsylvania corporation ("Pledgee").

RECITALS:

     WHEREAS, Pledgor is the holder of all of the outstanding shares of capital stock of Encorium Oy, a corporation organized under the laws of Finland ("Encorium");

     WHEREAS, contemporaneously with the execution of this Agreement, Pledgor entered into that certain Asset Purchase Agreement by and between Pledgor, as seller, and Pledgee, as buyer (the "Purchase Agreement"), pursuant to which Pledgee has acquired certain assets of Pledgor;

     WHEREAS, to secure Pledgor’s indemnification obligations (the "Obligations") to Pledgee under Section 13 of the Purchase Agreement, Pledgor is willing to pledge 649 uncertificated shares of capital stock of Encorium (the "Pledged Shares"), which Pledgor and Pledgee agree have a value of US $200,000 for all purposes hereunder (the “Pledged Amount”).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Pledge of Pledged Shares. Pledgor does hereby pledge to Pledgee, as security for the payment of Pledgor’s Obligations, the Pledged Shares. The Pledgor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Pledgee, its successors and assigns, in the Pledged Shares.

     2. Perfection of Security Interest. The Pledgor hereby authorizes the Pledgee to file a financing statement or financing statements describing the Pledged Shares in any and all jurisdictions where, and with any and all governmental authorities with whom, the Pledgee reasonably deems such filing to be necessary or appropriate.

     3. Representations and Warranties. Pledgor represents and warrants to Pledgee as follows: (i) there are no restrictions on the pledge or transfer of any of the Pledged Shares; (ii) Pledgor is the sole and legal owner of the Pledged Shares and such Pledged Shares are registered in the name of Pledgor on the books and records of Encorium; (iii) the Pledged Shares are free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind; (iv) the pledge of and grant of the security interest in the Pledged Shares by Pledgor is effective to vest in Pledgee a valid first priority security interest in and to such Pledged Shares as set forth herein; (v) the Pledged Shares are uncertificated shares; and (vi) the Pledged Shares constitute the indicated percentage of the outstanding (and also the fully diluted) equity interests of Encorium as set forth in the capitalization table of Encorium on Schedule A attached hereto.

4. Delivery Event.

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     (a) The Pledged Shares shall be released in accordance with (i) a written agreement executed by both Pledgor and Pledgee; (ii) the settlement or final judgment of any claim, action or proceeding that determines the amount of any Obligations; and/or (iii) in accordance with Sections 8(b), (c) or (d) of this Agreement.

     (b) Upon the settlement or final judgment of any claim, action or proceeding that determines the amount of any Obligations or a written agreement to such effect executed by both Pledgor and Pledgee (each a “Delivery Event”), Pledgor shall transfer and deliver to Pledgee a number of Pledged Shares equal to the amount of the Obligations so determined (i) divided by $200,000 and (ii) multiplied by by the total number of Pledged Shares (as appropriately adjusted in the event of the transfer and delivery of additional Pledged Shares pursuant to Section 7(b)) up to the Pledged Amount. Pledgor shall cause Encorium to register on the books and records of Encorium any Pledged Shares transferred and delivered upon the occurrence of a Delivery Event in the name of Pledgee or any nominee or transferee of Pledgee.

     (c) Upon fifteen (15) calendar days’ prior written notice to Pledgor, which Pledgor hereby acknowledges to be sufficient, commercially reasonable and proper, Pledgee may sell the Pledged Shares that have been transferred and delivered to Pledgee pursuant to Section 4(b) or any part thereof at any public or private sale, without any other notice, advertisement or demand of any kind.

     5. Voting Rights. Until any Pledged Shares are required to be transferred and delivered to Pledgee as a result of a Delivery Event, Pledgor shall have the right to exercise all voting rights with respect to the Pledged Shares. At such time as any Pledged Shares are required to be transferred and delivered to Pledgee as a result of a Delivery Event, Pledgee shall have the right to vote those shares and not any other Pledged Shares.

     6. Distributions. Until any Pledged Shares are required to be transferred and delivered to Pledgee as a result of a Delivery Event, Pledgor shall have the right to receive all cash distributions declared and paid with respect to the Pledged Shares. At such time as any Pledged Shares are required to be transferred and delivered to Pledgee as a result of a Delivery Event, Pledgee shall have the right to receive all cash distributions declared and paid with respect to those Pledged Shares and not with respect to any other Pledged Shares.

7.	Substitute Collateral.

(a) From and after the date hereof, in the event of a Change of Control (as defined herein), the Pledgor shall deliver US $200,000 in immediately available funds to an Escrow Agent to be selected by Pledgor and Pledgee ("Escrow Agent") to be held pursuant to the Escrow Agreement to be entered into by and among the Pledgor, Pledgee and the Escrow Agent (the "Escrow Agreement"), in substantially the form attached hereto as Exhibit A (the "Escrow Funding Event"). Upon written confirmation from the Escrow Agent to Pledgee of the Escrow Funding Event, the Pledged Shares shall automatically without any further action by any person or entity be released from the pledge made hereby. For purposes of this Agreement, a “Change of Control” shall mean (i) the sale, lease, or other disposition of all or substantially all of the assets of Encorium or Pledgor; (ii) a merger, consolidation, or other corporate reorganization or combination, which results in Encorium’s stockholders immediately prior to such transaction

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holding less than fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity; or (iii) a merger, consolidation, or other corporate reorganization or combination, which results in Pledgor’s stockholders immediately prior to such transaction holding less than fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity.

     (b) From and after the date hereof, if any new or additional shares of capital stock of Encorium are issued in respect of the Pledged Shares, whether by stock split, stock dividend, reclassification, readjustment or otherwise, such new or additional shares shall, without any further act or deed, become Pledged Shares to be transferred and delivered and held in the same manner and on the same terms and conditions as the Pledged Shares originally pledged pursuant to this Agreement to the extent necessary to maintain the value of the Pledged Shares at US $200,000, as mutually determined by the Pledgee and Pledgor.

     8. Termination of Agreement. This Agreement shall terminate upon the earliest of: (a) the transfer and delivery of all of the Pledged Shares to Pledgee as a result of one or more Delivery Events; (b) the Escrow Funding Event; (c) the end of the period specified in the Purchase Agreement for making claims with respect to the Obligations (the “Claims Period”) if no such claims have been properly made by such time; or (d) if a claim has been made by Pledgee prior to the end of the Claims Period, but such claim has not been resolved prior to the end of the Claims Period, then upon the settlement or final judgment of such claim. Upon any such termination, Pledgor shall be authorized to file a UCC termination statement with respect to the Pledged Shares without any further action on the part of Pledgee.

     9. Covenants. Pledgor covenants (i) that until this Agreement is terminated, Pledgor will not sell, assign, transfer, convey, or otherwise dispose any of its rights in or to the Pledged Shares or any interest therein; nor will Pledgor create, incur or permit to exist any lien whatsoever with respect to any of the Pledged Shares and (ii) Pledgor shall at any time, and from time to time, execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to effect the purposes of this Agreement.

     10. Encorium Acknowledgement. Encorium acknowledges and agrees that the pledge of the Pledged Shares to Pledgee shall be recorded on the books and records of Encorium, and such Pledged Shares, if transferred and delivered to Pledgee pursuant to a Delivery Event shall be transferred from Pledgor to Pledgee on the books and records of Encorium.

11.	Miscellaneous.

(a) Notices. All notices or other communications hereunder shall be in writing and shall be given by hand delivery, national overnight delivery service, confirmed telecopy or registered mail addressed as follows (or to such other address or person as may be given in a notice hereunder):

If to Pledgor: Encorium Group 899 Cassatt Road

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400 Berwyn Park Suite 115 Berwyn, PA 19312 Attn: Philip L. Calamia With a copy to: Duane Morris LLP 30 South 17th Street Philadelphia, PA 19103 Attn: Darrick M. Mix, Esquire

If to Pledgee: Pierrel Research USA Inc. 1275 Drummers Lane Suite 100 Wayne, PA 19087 With a copy to: Morgan Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attn: Fahd M.T. Riaz, Esquire

All notices given hereunder shall be deemed received on the same day as actually delivered if delivered by hand or confirmed telecopy, or on the next business day if delivered to a national overnight delivery service, or on the fifth business day after mailing if delivered by registered mail.

     (b) Expenses. Each party hereto shall pay its or her own expenses including, without limitation, legal and accounting fees and expenses, incident to the negotiation and preparation of this Agreement and to the performance and compliance with the terms hereof and the consummation of the transaction contemplated hereby.

     (c) Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law. The parties agree that if a court finds any provision of this Agreement to be unenforceable for any reason, such provision shall be deemed modified to the extent required in order to make such provision enforceable.

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     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (e) Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes any and all agreements and understandings, whether written or oral. This Agreement may be amended only by a writing signed by both parties hereto.

     (f) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their successors, assigns, personal representatives, administrators, heirs and estate.

     (g) Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

PIERREL RESEARCH USA INC.

By:Luigi Visani Name: /s/ Luigi Visani Title:Treasurer and Secretary

ENCORIUM GROUP, INC.

By: /s/ Philip L. Calamia Name: Philip L. Calamia Title: Chief Financial Officer

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The undersigned has executed this Agreement solely with respect to Section 10 hereof.

ENCORIUM OY

By:
______________________
Name: Title:

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Schedule A
Capitalization of Encorium

Total Shares Issued and	Pledged Shares	Percentage of Outstanding
Outstanding		Equity Interest

16,870 shares, no par value;	690 shares, no par value	4.09
no outstanding options

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Exhibit A

Form of Escrow Agreement

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